                                                                              EXHIBIT 11(i)
                                                     Form of Opinion and Consent of Counsel

                                 MAYER, BROWN, ROWE & MAW

                                       1675 BROADWAY

                               NEW YORK, NEW YORK 10019-5820

                                     October 17, 2003

Oppenheimer Europe Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

         We have acted as counsel for  Oppenheimer  Global Fund, a  Massachusetts  business trust ("Global  Fund"),  in connection with the  transactions  contemplated by that certain
Agreement and Plan of  Reorganization  dated as of April 17, 2003 (the  "Agreement") by and between Global Fund, and Oppenheimer  Europe Fund, a Massachusetts  business trust ("Europe
Fund").

         We are rendering  this opinion  pursuant to Section 11C of the  Agreement.  Unless otherwise  specified,  all capitalized terms used herein shall have the respective meanings attributed to them in the Agreement.

         In rendering our opinion,  we have made such legal  examinations and inquiries and examined such  documents,  as we have deemed  necessary or appropriate  for the purposes of rendering  this  opinion.  In such  examination,  we have assumed the  authenticity  of all documents  submitted to us as originals  and the  conformity  to original  documents of all copies submitted to us as certified,  conformed or photostatic  copies and the authenticity of the  originals of such latter  documents.  In  connections  with the opinions  expressed herein,  we have  relied as to factual  matters on  representations  made by Global Fund in the Agreement  and in other  documents,  instruments  and  certificates  delivered to us in connection with the  transactions  contemplated by the Agreement.  We have also relied upon certificates  of public  officials  and officers of Global Fund and upon other  information we have  obtained in the course of our  representation  of Global Fund in  connection  with the transactions  contemplated by the Agreement.  Anything to the contrary contained herein notwithstanding,  to the extent any opinion  set forth  herein  relates to the  business or assets of Global Fund,  our opinion is based solely on the  business,  assets,  agreements, contracts,  judgments,  orders  and  decrees  actually  known  to those  lawyers  currently members  of or  employed  by our firm or  identified  by  officers  of  Global  Fund in the
Agreement  and  in  other  documents,  instruments  and  certificates  delivered  to  us in connection with the  transactions  contemplated  by the Agreement,  without any independent examination or inquiry on our part.

         Based on the foregoing we are of the opinion that:

1.       Global Fund is an  unincorporated  voluntary  association duly organized,  validly
         existing  and  in  good   standing   under  the  laws  of  the   Commonwealth   of
         Massachusetts  with  full  power to  carry on its  business  as  described  in its charter and now being conducted and to enter into and perform the Agreement.

2.       All  action  necessary  to make the  Agreement,  according  to its  terms,  valid, binding and  enforceable  upon Global Fund in  accordance  with its terms,  and to authorize  effectively  the  transactions  contemplated by the Agreement have been taken by Global Fund.

3.       The  Agreement  has been duly  authorized,  executed and delivered by Global Fund, and,  assuming that the  Registration  Statement  complies with the Securities Act of 1933,  as amended (the "1933 Act"),  the  Securities  Exchange Act of 1934,  as
         amended (the "1934 Act") and the  Investment  Company Act of 1940, as amended (the
         "1940  Act")  and the  regulations  thereunder  and  assuming  due  authorization, execution  and delivery of the  Agreement  by Europe Fund,  is a valid and binding obligation of Global Fund,  enforceable  against  Global Fund, in accordance  with its terms,  subject as to enforcement to bankruptcy,  insolvency,  reorganization, moratorium,  fraudulent  conveyance  and  other  laws  relating  to  or  affecting
         creditors  rights  and  to  general  equity  principles   (regardless  of  whether
         considered  in a  proceeding  in law or in  equity),  equitable  defenses  and the discretion  of the court before  which any  proceeding  for specific  performance, injunction or other forms of equitable relief may be brought.

4.       The execution and delivery of the Agreement did not, and the  consummation  of the transactions  contemplated  thereby will not, violate Global Fund's Declaration of
         Trust or By-laws.

5.       To our knowledge,  no consent,  approval,  authorization  or order of any court or governmental  authority  of the  United  States or any state is  required  for the consummation  by Global Fund of the  transactions  contemplated  in the Agreement, except such as have been  obtained  under the 1933 Act,  the 1934 Act and the 1940
         Act and such as may be required under state securities laws.

6.       The shares of Global Fund to be issued in  accordance  with the Agreement are duly authorized  and,  when issued,  sold and  delivered to Europe Fund,  in accordance with the  terms  of the  Agreement  against  payment  therefore,  will be duly and validly issued, fully paid and non-assessable.

         We are  members  of the bar of the State of New York and  express no opinion as to the laws of any  jurisdiction  other than the federal laws of the United  States of America and the laws of the State of New  York.  In  particular,  we do not hold  ourselves  out as qualified to practice with respect to the laws of the  Commonwealth of  Massachusetts  and, to the extent that the opinions  expressed  herein  relate to the laws of the  Commonwealth of  Massachusetts,  we have  relied  exclusively,  with your  consent,  upon the opinion of
Kushner & Sanders  LLP,  dated  October  17,  2003 and our  opinions  set forth  herein are subject to all limitations,  exceptions and qualifications  contained in such opinion as if set forth  herein in full.  Further,  we express no opinion as to the state  securities  or blue sky laws of any jurisdiction.

         This  opinion is solely for the  benefit of Europe Fund and may not be provided to or relied on by any other person  without our prior written  consent.  Our opinion is based on and limited to the current  status of the law,  and is subject in all  respects  to, and may be limited by, future rules,  regulations and  legislation,  as well as developing case law.  We do not  undertake  to notify any person of  changes in facts or law  occurring  or coming to our attention after the delivery of this opinion.

                                                              Very truly yours